Exhibit 10.59

FIRST AMENDMENT TO
SEPARATION AND RELEASE AGREEMENT

This First Amendment to Separation and Release Agreement (this “Agreement”), dated March 29, 2023 and effective January 18, 2023 (the “Effective Date”), amends that certain Separation and Release Agreement dated January 18, 2023 (the “Separation and Release Agreement”), by and between Quan Vu, an individual (“Vu”) and 180 Life Sciences Corp., a Delaware corporation (“180 Life”) (collectively referred to as the “Parties” or individually referred to as a “Party”). Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the Separation and Release Agreement.

WHEREAS, after the Separation and Release Agreement was executed, the Parties discovered that the Separation and Release Agreement contained certain an error in that it provided for Vu to be paid certain amounts as a bonus for fiscal 2021, even though the Board of Directors of 180 Life has to date not approved bonuses for 2021; and

WHEREAS, the Parties desire to amend the Separation and Release Agreement on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration each of the Parties hereby acknowledge and confirm the receipt and sufficiency thereof, the Parties hereto agree as follows:

1.                  Amendment to Separation and Release Agreement. Effective as of the Effective Date, Section 1 of the Separation and Release Agreement is amended and restated to read as follows:

“1. Severance Payment. Subject to Vu’s compliance with the terms and conditions of this Agreement and Release, 180 Life agrees to (a) pay Vu $297,440, less all applicable withholdings and required deductions and (b) reimburse up to $1,100 a month for eight months for Vu’s health insurance expenses, whether under COBRA or otherwise (collectively, (a) and (b), the “Severance Payment”). The Severance Payment (except for the amounts payable pursuant to (b) which shall be paid by the 15th day of each calendar month during the applicable eight-month period) shall be paid within 30 days of the Separation Date (the “Payment Date”). In addition to the Severance Payment, by the Payment Date, 180 Life shall pay Vu $73,645 for accrued backpay and $36,050 for accrued paid time off. Vu agrees that the Severance Payment to be paid under this Agreement and Release is due solely from 180 Life and represents consideration which would not otherwise be due to Vu. Further, 180 Life agrees not to oppose Vu’s application for unemployment insurance compensation benefits.”

2.                  Effect of Agreement. Upon the effectiveness of this Agreement, each reference in the Separation and Release Agreement to “Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to such Separation and Release Agreement as modified or amended hereby.

3.                  Separation and Release Agreement to Continue in Full Force and Effect. Except as specifically modified or amended herein, the Separation and Release Agreement and the terms and conditions thereof shall remain in full force and effect.

4.                  Counterparts and Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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First Amendment to Separation and Release Agreement

March 2023

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered as of the date set forth on the first page hereof to be effective as of the Effective Date.

Quan Vu		180 Life Sciences Corp.

Signature:	/s/ Quan Vu	Signature:	/s/ James N. Woody

		Printed Name:	James N. Woody

		Title:	CEO

First Amendment to Separation and Release Agreement

March 2023